CLEARING AGREEMENT

     This Agreement is made as of this 8th day of May, 2000, between Fiserv Securities, Inc. (hereinafter referred to as the "Clearing Agent") and First Montauk Securities Corp. (hereinafter referred to as the "Introducing Firm").

     In consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby covenant and agree as follows:

     1. Services to be Performed by the Clearing Agent; Covenants of the Clearing Agent.

     a. Execution. The Clearing Agent will execute orders for the Introducing Firm's proprietary accounts and customers whose cash or margin accounts have been accepted by the Clearing Agent (hereinafter referred to as "Introduced Accounts") . The Clearing Agent will execute only those orders that are transmitted by the Introducing Firm to the Clearing Agent.

     b. Confirmations. The Clearing Agent will generate and prepare confirmations of each purchase or sale for each of the Introduced Accounts. Information will be transmitted by the Clearing Agent via its communication network in order to effect the printing of confirmations at the location of the Introducing Firm. Unless the Clearing Agent is notified by Introducing Firm to the contrary in accordance to the notice provision 13(g) of this Agreement, the Introducing Firm shall mail such confirmations to the Introduced Accounts.

     c. Statements. The Clearing Agent will prepare and mail the summary monthly statements (or quarterly statements if no activity in any Introduced Account occurs during any month covered by such statement) to every Introduced Account. No statements will be prepared by the Clearing Agent with respect to an Introduced Account in which there is no cash balance or security position and in which there has been no other activity since the date of the last statement. The Introducing Firm may mail or arrange for the mailing of such statements with the concurrence of the Clearing Agent pursuant to terms of a separate agreement as incorporated in Exhibit F.

     d. Clearance Settlements. The Clearing Agent will settle contracts and transactions in securities (including options to buy or sell securities): (i) between the Introducing Firm and other brokers and dealers; (ii) between the Introducing Firm and the Introduced Accounts; and (iii) between the Introducing Firm and persons other than the Introduced Accounts or other brokers and dealers. For the purposes of the Agreement the term "securities" includes, but is not limited to, stocks, bonds, notes, listed options, commercial paper and such other instruments as the Introducing Firm may designate with the consent of the Clearing Agent and excludes commodities.

     e. Cashiering. The Clearing Agent will engage in all cashiering functions for the Introduced Accounts, including the receipt, delivery and transfer of securities purchased, sold, borrowed and loaned, receiving and distributing payment therefor, holding in custody and safekeeping all securities and cash so received, the handling of margin accounts, the receipt and distribution of dividends and other distributions, and the processing of exchange offers, rights offerings, warrants, tender offers and redemptions. Only where the Clearing Agent receives dividends in its nominee name and then distributes such dividends to Introduced Accounts will the Clearing Agent backup withhold on those Introduced Accounts which do not have a taxpayer identification number. Upon written agreement of the Clearing Agent and the Introducing Firm, incorporated in Exhibit F, the cashiering functions with respect to the receipt of securities and the making and receiving of payment therefor may be relinquished to the Introducing Firm.

     f. Books and Records. The Clearing Agent will construct and maintain all prescribed books and records of all transactions executed or cleared through it, in accordance with Section 17 of the Securities Exchange Act of 1934 as amended ("the Exchange Act"), including a daily record of required margin and other information required by rules, regulations and the stated policies or practices of any securities exchange of which the Clearing Agent is a member (the "Standards").

     g. Lost Securities - Notice. The Clearing Agent when notified by the Introducing Firm will notify either orally or in writing, the Securities Information Center ("SIC") located in Massachusetts, regarding any lost, stolen or missing securities. Any written notice will be made on forms prescribed by the SIC by the Clearing Agent.

     h. Tax Reporting. The Clearing Agent will prepare required annual dividend, interest and distribution information on appropriate IRS Form 1099 and any other information required to be reported by Federal, state or local tax laws, rules or regulations solely with respect to activity in the Introduced Accounts occurring subsequent to the effective date of this Agreement and prior to the termination hereof. Such reports shall be mailed at the Introducing Firm's expense by the Clearing Agent to the Introduced Accounts.

     i. Account Transfer. Pursuant to written notification received by the Introducing Firm and forwarded to the Clearing Agent, any account of the
Introducing Firm may choose to reject the services to be performed by the Clearing Agent pursuant to this Agreement and thus choose not to be serviced as an Introduced Account pursuant hereto. Upon notice from another member organization that an Introduced Account intends to transfer his account thereto or therefrom, the Clearing Agent shall expedite such transfer and shall have the sole and exclusive responsibility for compliance with Rule 412 of the Rules of the Board of Governors of the New York Stock Exchange, Inc. (the "Rules").

     j. Supervisory Data. The Clearing Agent shall provide the Introducing Firm with all data in its possession pertinent to the proper performance and supervision of any function specifically allocated to the Introducing Firm pursuant to the terms of this Agreement. The Introducing Firm shall be responsible for and shall promptly reimburse the Clearing Agent for all costs incurred by the Clearing Agent in connection with the preparation and mailing of such information.

     k. Option Prospectus. The Clearing Agent will deliver to the Introduced Account a current prospectus or other disclosure document of the Options Clearing Corporation together with any effective supplements thereto in accordance with all applicable laws and/or regulations.

     l. Compliance with Laws, Rules or Regulations. The Clearing Agent will remain duly licensed and in good standing as a broker/dealer under all applicable laws, rules and regulations and will comply with the capital and financial reporting requirements of every securities exchange or securities association of which it is a member, the Securities and Exchange Commission, and each state in which it is registered as a broker/ dealer.

     m. Confidentiality. The Clearing Agent shall keep confidential the names and addresses of the Introducing Firm's customers, affiliates and clients which have or which may come to the attention of the Clearing Agent in connection with the clearing and related functions it has assumed under this Agreement and shall not use such names and addresses except in connection with the functions performed by the Clearing Agent pursuant to this Agreement. The Clearing Agent shall send no written information without the express written consent of the Introducing Firm to such customers and affiliates other than monthly or quarterly account statements, trade confirmations, bills or notices or such information as may be required or advisable under any applicable law or regulation in connection with its role as a Clearing Agent.

     n. Accounts. The Clearing Agent shall carry all Introduced Accounts in the name of the Introducing Firm's customer with the notation on its new account applications, monthly or quarterly statements and/or confirmations that such Introduced Accounts are carried by the Clearing Agent and were introduced by the Introducing Firm and will contain the Introducing Firm's address and telephone number of the main office to the extent that Introducing Firm elects to incorporate them as part of the statement logo and that such meets the necessary parameters. Inadvertent omission of such notations shall not be deemed to constitute a breach of this Agreement. Copies of sample or suggested forms covering all of the foregoing shall be furnished by the Clearing Agent to the Introducing Firm in advance of use.

     For purposes of the Securities Investor Protection Act and the financial responsibility rules of the U.S. Securities and Exchange Commission, the Introduced Accounts are Introduced Accounts of the Clearing Agent and not the Introducing Firm.

     o. Advertising. Without the prior consent of the Introducing Firm, the Clearing Agent will not place any advertisement in any newspaper, publication or other media which makes reference to the Introducing Firm and the services to be provided to the Introducing Firm in this Agreement.

     p. Proxy Statements. The Clearing Agent shall send, or shall cause to be sent, directly to an Introduced Account, proxy statements received by or on behalf of the Clearing Agent relating to securities beneficially owned by such Introduced Account but held of record by the Clearing Agent or its nominee. The Clearing Agent shall be solely responsible for its failure to send, or to cause to be sent by any election service in the business of mailing proxy statements to shareholders, such proxy statements to Introduced Accounts.

     q. Class Action Notices. The Clearing Agent shall send, or shall cause to be sent by a third party, directly to an Introduced Account, class action notices received by or on the behalf of the Clearing Agent relating to securities beneficially owned by such Introduced Account but held of record by the Clearing Agent or its nominee.

     r. Prospectus. It shall be the sole and exclusive responsibility of the Clearing Agent to comply with any and all prospectus delivery requirements relating to prospectuses to be provided to Introduced Accounts, including any new issues that the Introducing Firm acts as the managing underwriter provided that such is made available for that purpose within a reasonable time to the Clearing Agent by the Introducing Firm.

     s. Reorganization Notices. The Clearing Agent shall send, or cause to be sent by a third party, notice concerning voluntary reorganizations directly to the Introduced Accounts.

     t. Compliance with Law. The Clearing Agent assumes sole and exclusive responsibility for compliance with the constitution, by-laws, rules, regulations, stated policies, practices and customs and any modifications thereof of any securities exchange of which it is a member or other securities exchange or market and its clearing house if any, where executed, and any other applicable laws and regulations for the service it performs pursuant to this Agreement.

     u. Reports to Regulators. The Clearing Agent shall provide the Introducing Firm with copies of all financial information and reports filed by the Clearing Agent with all stock exchanges of which it is a member, the National Association of Securities Dealers Regulation, Inc. and the Securities and Exchange Commission (including but not otherwise limited to quarterly Financial and Operational Combined Uniform Single Reports, i.e., "FOCUS" Reports) simultaneous with the filing therewith Copies of such financial information and reports will be provided in a manner mutually agreed by Clearing Agent and Introduced Firm.

     v. Competition. Throughout the term of this Agreement and for a period of one year following the termination of this Agreement the Clearing Agent will not knowingly solicit the brokerage or any other business of any Introduced Account, and at no time during or after the termination of this Agreement shall the Clearing Agent use the customer list of the Introducing Firm to solicit the Introducing Firm's customers or allow the affiliates and/or clients of the Clearing Agent to obtain or have access to the affiliated customer list of the Introducing Broker.

     w. Confidentiality. The Clearing Agent shall keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of the Introducing Firm, which requirement shall survive the termination of this Agreement; provided further that this covenant shall not apply to information which is, or becomes, in the public domain through no fault of the Clearing Agent.

     x. Hiring Introducing Firm's Employees. The Clearing Agent will not engage in negotiations with a view to hiring or hire personnel of the Introducing Firm without the Introducing Firm's prior written consent which obligation shall survive the termination of this Agreement for a period of one year.

     y. Customer Complaints. In order for the Clearing Agent to carry out its functions and responsibilities under this Agreement, the Clearing Agent will promptly forward any written customer complaint received regarding the Introducing Firm or its associated persons including those relating to functions and responsibilities allocated to the Introducing Firm under this Agreement to
(i) the Introducing Firm, attention: Legal and Compliance Department; and (ii) the Introducing Firm's designated examining authority. The Clearing Agent will also notify the customer who sent the written complaint that a copy of such complaint was furnished to both the Introducing Firm and the Introducing Firm's designated examining authority.

     z. Clearing Agent Inspection. Upon reasonable prior written notice, Clearing Agent may make visits to Introducing Firm's principal place of business to inspect Customer Account documentation, provided that such visits do not interfere with the conduct of Introducing Firm's normal business. Introducing Firm shall, at all times during reasonable business hours, make such Customer Account documentation readily available for inspection by Clearing Agent.

     aa. Disaster Recovery. The Clearing Agent will maintain sufficient disaster recovery and back up system capabilities to enable Clearing Agent to provide reasonably alternative clearing and related services to Introducing Firm.

     bb. Secondary Clearing Arrangements. Clearing Agent may provide clearing services for the benefit of third parties introduced through the Introducing Firm subject to a separate agreement related to that third party to be included as part of Exhibit F hereto and which shall, upon execution, be incorporated by reference herein.

     2. Services Which Will Not be Performed by the Clearing Agent. Unless otherwise agreed to in a writing executed by the parties hereto, the Clearing Agent will not engage in any of the following services on behalf of the Introducing Firm:

     a. Books and Records. Accounting, bookkeeping or recordkeeping, cashiering,
or  any  other  services  with  respect  to  commodity   transactions,   or  any
transactions not involving cash or securities.

     b. Financial Information. Preparation of the Introducing Firm's payroll records, financial statements or any analysis or review thereof or any recommendations relating thereto.

     c. Disbursements. Preparation or issuance of checks in payment of the Introducing Firm's expenses, other than expenses incurred by the Clearing Agent on behalf of the Introducing Firm pursuant to this Agreement or any attached schedules incorporated by reference herein.

     d. Compensation. Payment of commissions, salaries or other remunerations to the Introducing Firm's salespersons, or any other independent contractors or employees of the Introducing Firm or payment of other obligations incurred by the Introducing Firm.

     e. Other Records. Preparation and maintenance of any records required to be prepared and maintained by the Introducing Firm.

     f. Reports. Preparation and filing of reports (the "Reports") with the Securities and Exchange Commission, and state securities commission, or securities exchange or securities association or any other regulatory of self-regulatory body or agency with which the Introducing Firm is associated and/or by which it is regulated. Notwithstanding the foregoing, the Clearing Agent will, at the request of the Introducing Firm to the Customer Service Department or any other department directed by the Clearing Agent, furnish the Introducing Firm with any necessary information and data contained in books and records kept by the Clearing Agent and not otherwise reasonably available to the Introducing Firm if such information is required in connection with the preparation and filing of Reports by the Introducing Firm.

     g. Account information. Verification of tax identification numbers, changes of address or any other information with respect to Introduced Accounts.

     h.  New  Account   Information.   Obtaining   and   verifying  new  account
information, and ensuring that such information meets the requirements of Rule 405(1) of the Rules and any other Rules or applicable Standards.

     i. Custody of Certain Securities. Holding for safekeeping (other than in connection with its execution of an order to sell securities or securities that are classified as Rule 144 stock or restricted stock ) the securities of any Introduced Account registered in the name of anyone other than the nominee of the Clearing Agent.

     j. Investment Advice. Clearing Agent shall not furnish investment advice to any Introduced Account.

3.       Opening of Accounts.

         The following procedures are to be followed in opening accounts:

a. Account Forms. The Clearing Agent shall supply the Introducing Firm with the format for "new account" forms (including Cash Account and Option Account Agreements) and Margin Agreements to be submitted to the Clearing Agent upon their completion by the Introducing Firm. The Clearing Agent will mail to each margin Introduced Account a written statement at the time of opening of a margin account in accordance with Rule 10b-16 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") from time to time.

b. Cash Account Agreements.At the time of opening the Introduced Accounts that are cash accounts, the Introduced Firm shall furnish the Clearing Agent with executed customers' agreements and any other documents required under applicable rules or regulations.

c. Margin Account Agreements. At the time of opening Introduced Accounts which are margin accounts, the Introducing Firm shall furnish the Clearing Agent with executed customers' agreements, hypothecation agreements and consents to loan of securities (hereinafter referred to collectively as the "Margin Agreements") and any other documents required under the applicable rules or regulations.

d. Option Account Agreements. At the time of opening Introduced Accounts which trade options, the Introducing Firm shall furnish the Clearing Agent with executed customers' option agreements and any other documents required under applicable rules or regulations.

e. Account Information. At the time of opening each Introduced Account, the Introducing Firm shall furnish the Clearing Agent with all financial and personal information concerning such Introduced Accounts as the Clearing Agent may reasonably require.

f. Waiver of Agreements. If an Introduced Account has been opened without the Clearing Agent having previously received the foregoing information or, in the case of a margin account, without the Clearing Agent having previously received properly executed Margin Agreements, failure of the Clearing Agent to receive such information or Margin Agreements shall not be deemed to be a waiver of the information requirements set forth herein.

g. Additional Account Agreements. Upon the written or oral request of the Clearing Agent, the Introducing Firm shall furnish the Clearing Agent with any other documents and agreements executed by the Introduced Account as shall be necessary for the Clearing Agent to discharge its service.

h. Account Agreements - Customer Contact. The Clearing Agent may upon written request by the Introducing Firm, mail Margin Agreements or "new account" forms directly to the Introduced Accounts, and/or require completion of its own margin agreements or "new account" forms for the Introduced Accounts.

i. Account Information to Clearing Agent. The Introducing Firm shall promptly provide the Clearing Agent with basic data and copies of documents relating to each of the Introduced Accounts, including, but not otherwise limited to, copies of records of any receipts of the Introduced Accounts' funds and/or securities received directly by the Introducing Firm, as shall be necessary for the Clearing Agent to discharge its services hereunder.

j. Cash Transactions. All transactions in any Introduced Account are to be considered cash transactions until such time as the Clearing Agent has received Margin Agreements duly and validly executed in respect of such Introduced Account.

k. Agency Accounts. At the time of the opening of any agency Introduced Account, the Introducing Firm shall furnish the Clearing Agent with the name of any principal for whom the Introducing Firm is acting as agent, and written evidence of such authority.

l. Rule 405(3). The Introducing Firm shall have the sole and exclusive responsibility for substantial compliance with Rule 405(3) of the Rules and shall specifically approve the opening of any new account before forwarding such account to the Clearing Agent as a potential Introduced Account. The Clearing Agent, in its reasonable business judgment, shall have the right to reject any account which the Introducing Firm may tender to the Clearing Agent as a potential Introduced Account and promptly notify the Introducing Firm of such rejection. The Clearing Agent shall also have the right to terminate any account previously accepted by it as an Introduced Account and promptly notify the Introducing Firm of such termination. Failure of the Clearing Agent to so notify the Introducing Firm, however, shall not affect the effectiveness of such termination or rejection.

m. Tax Identification Numbers. The Introducing Firm will verify and furnish to the Clearing Agent tax identification numbers, signatures and such other information as are requested by the Clearing Agent for the opening and carrying of Introduced Accounts on such forms as may have been approved from time to time by the Clearing Agent and the Introducing Firm. The Introducing Firm shall be responsible for any penalty or fine assessed as a result of its failure to provide tax identification numbers or its providing incorrect tax identification numbers.

n. Account Restriction for Lack of Proper Documentation. If, after reasonable requests therefor, the documents necessary to enable the Clearing Agent to comply with account documentation requirements of any applicable laws and regulations have not been received by the Clearing Agent, the Clearing Agent may notify the Introducing Firm that no further orders will be accepted for the Introduced Accounts involved. In the event that inadvertent orders are placed for such accounts after such notice is received, all commissions collected from such orders will be retained by the Clearing Agent. On receipt of the necessary documents, this restriction will be lifted with respect to future commissions, and any commissions collected by the Clearing Agent prior to its receipt of such documents will be paid to the Introducing Firm.

o. Rule 405(1). It shall be the sole and exclusive responsibility of the Introducing Firm to make every reasonable effort to ascertain the essential facts relative to any Introduced Account and any order therefor, in substantial compliance with Rule 405(1) of the Rules, including but not otherwise limited to ascertaining the authority of all orders for Introduced Accounts, and the genuineness of all certificates, papers and signatures provided by each Introduced Account. Any investment advice furnished by the Introducing Firm to an Introduced Account shall be the sole and exclusive responsibility of the Introducing Firm.

p. Customer Incapacity. The Introducing Firm shall have the sole and exclusive responsibility to ensure that those of its customers who become Introduced Accounts hereunder shall not be minors or subject to those prohibitions existing under any laws and regulations generally relating to the incapacity of any Introduced Account.

4.   Additional  Responsibilities,  Warranties and Covenants of the  Introducing
     Firm.

a. Exclusive Arrangement. The Introducing Firm covenants that the Clearing Agent shall be the exclusive provider of clearing and settlement services for the Introducing Firm and Introducing Firm's affiliates, subsidiaries, agents and assigns subject to section 4(p) of this Agreement and except as otherwise mutually agreed upon in writing by the parties as necessary to facilitate temporary dual clearing arrangements related to acquisitions by Introducing Firm.

b. Restricted and Control Stock. The Introducing Firm shall be solely and exclusively responsible for determining if any securities held in any Introduced Account are "restricted securities" or "control stock" and ensuring that orders executed for such securities are in compliance with applicable laws, rules and regulations.

c. Addresses and Tax Information. The Introducing Firm shall be solely and exclusively responsible for maintaining proper addresses, correct tax identification numbers and other information required by the Tax Equity and Fiscal Responsibility Act, for each Introduced Account.

d. Rule 408. The Introducing Firm shall be solely and exclusively responsible for the handling and supervisory review of any Introduced Accounts over which the Introducing Firm's partners, officers or employees have discretionary authority, as required by Rule 408 of the Rules and any other applicable laws and regulations. The Introducing Firm shall furnish the Clearing Agent with such documentation with respect thereto as may be requested by the Clearing Agent.

e. Rule 407. The Introducing Firm shall have the sole and exclusive responsibility for the handling and supervisory review of any Introduced Account for an employee or officer of any member organization, self-regulatory organization, bank, trust company, insurance company or other organization engaged in the securities business, and for compliance with Rule 407 of the Rules and any other applicable laws and regulations relating thereto. The Introducing Firm shall furnish the Clearing Agent with such documentation with respect thereto as may be requested by the Clearing Agent.

f. Blue Sky Requirements. The Introducing Firm shall be solely and exclusively responsible for any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) sustained or incurred by either the Introducing Firm or the Clearing Agent, arising out of or resulting from any orders the Introducing Firm has taken from Introduced Accounts residing or domiciled in jurisdictions in which the Introducing Firm was not, is not or is no longer permitted to do so.

g. Payment Responsibility. In all cash accounts and with respect to all cash transactions, as between the Introducing Firm and the Clearing Agent, the Introducing Firm shall be responsible for purchases for Introduced Accounts until final payment therefor has been received by the Clearing Agent. The Introducing Firm shall be responsible for all sales until acceptable deliveries to the Clearing Agent, or to a national clearing organization mutually agreed upon by the Clearing Agent and the Introducing Firm, of the securities have been made. The Introducing Firm shall be solely and exclusively responsible to the Clearing Agent for any loss or liability whatsoever in the event any check or draft given to the Clearing Agent by any of the Introduced Accounts is returned to the Clearing Agent unpaid. The Introducing Firm shall also be solely and exclusively responsible for the payment and delivery of all "when issued" or "when distributed" transactions which the Clearing Agent may accept, forward or execute for Introduced Accounts.

h. Order Approval or Rejection. The Introducing Firm shall be solely and exclusively responsible for approving all orders for the Introduced Accounts and for establishing procedures to ensure that such approved orders are transmitted properly to the Clearing Agent for execution. The Clearing Agent, in its reasonable business judgment, reserves the right to reject any order which the Introducing Firm may transmit to the Clearing Agent for execution and to promptly notify such agent or registered representative of the Introducing Firm of such rejection.

i. Order Review. The Introducing Firm shall be solely and exclusively responsible for the supervisory review of all orders for the Introduced Accounts and shall ensure that any orders and instructions given by it or any of its employees to the Clearing Agent pursuant to the terms of this Agreement shall have been properly authorized in advance and do not create or result in a violation of any applicable laws and regulations.

j. Compliance with Law. The Introducing Firm assumes sole and exclusive responsibility for compliance with the constitution, by-laws, rules,, regulations, stated policies, practices, and customs and any amendments thereof of any securities exchange of which it is a member or other securities exchange or market and its clearing house, if any, where executed, and any other applicable laws and regulations for the services it performs pursuant to this Agreement.

k. Rule 405(2). The Introducing Firm shall have the sole and exclusive responsibility for the review of all Introduced Accounts and for compliance with any supervisory responsibility under rule 405(2) of the Rules and any other applicable rules and laws, including but not otherwise limited to matters involving the investment objectives of the Introduced Accounts, the suitability of the investments made by the Introduced Accounts, the reasonable bases for recommendations made to Introduced Accounts, and the frequency of trading in the Introduced Accounts, whether or not such transactions are instituted by the Introducing Firm, its partners, officers, employees or any registered investment advisor.

l. Rule 342. The Introducing Firm shall be responsible for substantial compliance with any supervisory procedures under Rule 342 of the Rules and, to the extent applicable, any other provisions of any applicable laws and regulations, including but not otherwise limited to supervising the activities and training of its registered representatives, as well as all of its other employees in the performance of functions specifically allocated to it pursuant to the terms of this Agreement.

m. Customer Notification of Relationship. In accordance with Rule 382, the Introducing Firm shall be solely and exclusively responsible for determining the extent to which it will inform its customers, in writing, of its relationship with the Clearing Agent, the form and substance of which will be mutually agreed upon. Any new customers of the Introducing Firm shall also be so informed prior to such customers becoming Introduced Accounts. The Introducing Firm shall be solely and exclusively responsible for the payment of all costs incurred in connection with the preparation and mailing of such customer correspondence.

n. Equipment. The Introducing Firm shall be solely and exclusively responsible for all rental and other fees relating to any equipment obtained by the Introducing Firm in addition to that supplied by the Clearing Agent. Upon the closing of an office of the Introducing Firm, the Clearing Agent shall use its best efforts to locate promptly a new installation site for such equipment.

o. Discretionary Accounts. The Introducing Firm covenants that with regard to any orders or instructions given by the Introducing Firm with respect to discretionary accounts, its officers, registered agents or employees shall have been fully and properly authorized relative thereto and that the execution of such orders shall not be in violation of any applicable laws and regulations.

p. Over-the-Counter Trades by Introducing Firm. On all over-the-counter transactions executed for Introduced Accounts by the Introducing Firm, the Introducing Firm shall furnish the Clearing Agent with the names of the respective purchasing and selling broker-dealers, the names of the purchasing and selling customers, and the wholesale and retail purchase and sale prices. Clearing Agent reserves the right, at any time, to place a limit (of either dollars or numbers of securities) on the size of transactions that Clearing Agent in these circumstances will accept for clearance. If, after Introducing Firm has received notice of such limitation, it executes an order in excess of the limit established by Clearing Agent, Clearing Agent shall have the right to notify the other parties and other broker that it will not accept the transaction for clearance and settlement. In the event that Clearing Agent exercises the right to not accept a particular transaction for clearance and settlement, and only in such event, Introducing Firm may pursue alternative means of clearing that transaction. Such exercise by the Clearing Agent and such alternatively cleared transaction by the Introducing Firm shall in no way alter or be construed to alter Introducing Firm's obligations pursuant to
     Section 4(a) of this Agreement or constitute an event of default. In the event any claim is asserted against Clearing Agent by the other broker because of such action by Clearing Agent, Introducing Firm agrees to indemnify and hold Clearing Agent harmless from any loss, liability, damage, cost, or expense arising directly or indirectly therefrom. The Clearing Agent may impose on the Introducing Firm additional charges for any such trades or may at its discretion decline to handle such introduced trades in the normal course of business.

q. Reports to Regulators. The Introducing Firm shall provide the Clearing Agent with copies of all financial information and reports filed by the Introducing Firm with all stock exchanges of which it is a member, the National Association of Securities Dealers, Inc., and the Securities and Exchange Commission (including but not otherwise limited to monthly and quarterly Financial and Operational Combined Uniform Single Reports, i.e., "FOCUS" Reports) simultaneous with the filing therewith.

r. Data on Performance of Function. The Introducing Firm shall submit to the Clearing Agent upon reasonable request all appropriate data in its possession pertinent to the proper performance and supervision of any function or responsibility specifically allocated to the Introducing Firm pursuant to the terms of the Agreement.

s. Compliance with Financial Regulations. The Introducing Firm will remain in substantial compliance with the capital and financial reporting requirements of each securities exchange and securities association of which it is a member, the Securities and Exchange Commission, and each state in which the Introducing Firm is registered as a broker/dealer. The Introducing Firm will immediately notify the Clearing Agent when: (i) its Aggregate Indebtedness Ratio (as defined in Rule 15c3-3 of The Exchange
     Act) reaches or exceeds 10 to 1; or (ii) the Introducing Firm has elected to operate under paragraph (f) of Rule 15c3-1 of The Exchange Act, as amended, when its net capital is less than 5% of aggregate debit items computed in accordance with Rule 15c3-3.

t. Customer Correspondence. The Introducing Firm shall inform its customers that all inquiries and correspondence relating to the services provided pursuant to this Agreement should be directed to the Introducing Firm. All customer correspondence shall be reviewed and responded to by the party responsible for the specific area to which the inquiry or correspondence relates pursuant to the terms of this Agreement. In the event such correspondence is not directed to such party originally, the Introducing Firm or Clearing Agent shall expeditiously forward such correspondence to the appropriate party.

u. Membership on Exchanges and Compliance. The Introducing Firm will remain duly licensed and in good standing as a broker/dealer under all applicable laws and regulations. The Introducing Firm will promptly notify the Clearing Agent in accordance with 13(q) of the Agreement of its becoming a member or affiliate of any exchange in addition to those memberships and affiliations existing on the date of this Agreement. The Introducing Firm shall also comply with whatever non-member access rules have been promulgated by any securities exchange of which it is a member or any other securities exchange of which it is not a member.

v. Security Deposit. The Introducing Firm shall deposit with the Clearing Agent, within 10 days after its execution of this Agreement, a cash security deposit in the amount of $50,000.00. Should the security deposit at any time during the term of this Agreement fall below $50,000.00, the Introducing Firm will be notified as to the deficient amount and within 10 days of said notice, the Introducing Firm will deposit additional funds sufficient to reach the required minimum of $50,000.00. The Clearing Agent will pay the Introducing Firm interest monthly on such deposit based on the 13 week T-bill rate in effect on the first trading day of the brokerage month. Such deposit shall be returned to the Introducing Firm within ten days after termination of this Agreement, and shall be subject to the Clearing Agent's right from time to time to offset sums due to the Clearing Agent by the Introducing Firm pursuant to the terms of the Agreement.

w. Preparation of Statements, etc. The Introducing Firm shall not generate and/or prepare any statements, billings or confirmation with respect to any Introduced Account unless agreed to in writing by the Clearing Agent and the Introducing Firm.

x. Confidentiality. The Introducing Firm shall keep confidential any information it may acquire as a result of this Agreement regarding the business and affairs of the Clearing Agent, which requirement shall survive the termination of this Agreement; provided, however, that this covenant shall not apply to information which is, or becomes, in the public domain through no fault of the Introducing Firm or which the Introducing firm is legally required to provide to any court, regulatory agency or self-regulatory organization.

y. Summary of Material Litigation/Arbitration. Introducing Firm shall provide the Legal Department of the Clearing Agent, on an annual basis or upon reasonable notice, with summaries of any pending litigation/arbitration material to Introduced Accounts or Introducing Firm's ability to perform its obligations under this Agreement.

z. Cash and Securities of Customers. The Introducing Firm will turn over promptly to the Clearing Agent any and all cash remittances and securities which the Introducing Firm receives from its customers. Concurrently with the delivery of such funds or securities to the Clearing Agent, the Introducing Firm shall furnish the Clearing Agent with such information as may be relevant or necessary to enable the Clearing Agent to record promptly and properly such cash remittances and securities in the respective Introduced Accounts.

aa. Advertisements. The Introducing Firm shall not, without the prior written approval of the Clearing Agent, place or agree to place any advertisement for use in any newspaper, publication, periodical or any other media if such advertisement in any manner makes reference to the Clearing Agent; any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Clearing Agent; and the clearing arrangements and/or any of the services embodied in this Agreement.

bb. Examination of Statements and Reports. Introducing Firm shall examine in a reasonable manner all monthly statements of Accounts, monthly statements of clearing services, customer confirmations, margin status reports, money line, daily reports, and other reports provided on a timely basis to Introducing Firm by Clearing Agent. Introducing Firm shall, within the time specified below, notify Clearing Agent of any error claimed by Introducing Firm in any Accounts in connection with (1) any transaction prior to the settlement date of such transaction; (2) information appearing on daily reports within thirty (30) days of Introducing Firm's receipt of such report; and (3) information appearing on monthly or quarterly statements or reports within thirty (30) days of Introducing Firm's receipt of any monthly or quarterly statement or report. Any notice of error shall be accompanied by such documentation as may be reasonably necessary and available to Introducing Firm to substantiate Introducing Firm's claim.
     Introducing Firm shall provide, upon Clearing Agent's request, any additional documentation in Introducing Firm's possession, under its control or otherwise readily available to it, which Clearing Agent reasonably believes is necessary or desirable to establish and correct any such error. Unless Introducing Firm notifies Clearing Agent within a reasonable time of any mistakes or discrepancies in the above-described reports and information, Clearing Agent shall, as between Clearing Agent and Introducing Firm and to the extent Clearing Agent suffers monetary loss arising from any such delay, be entitled to consider all the information supplied to Introducing Firm as correct.

cc. Hiring Clearing Agent's Employees. The Introducing Firm will not engage in negotiations with a view to hiring or hire personnel of the Clearing Agent without the Clearing Agent's prior written consent which obligation shall survive the termination of this Agreement for a period of one year.

5.       Margin Transactions.

a. Regulation T. With respect to Introduced Accounts which are margin accounts, the Clearing Agent is responsible for compliance with Regulation T, 12 C.F.R. Part 220 [the federal margin regulation promulgated by the Board of Governors of the Federal Reserve System (the "Board")], and interpretive rulings issued by the Board, letter rulings of the Federal Reserve Bank of New York, Rules, interpretations of the New York Stock Exchange, Inc. and any other applicable margin and margin maintenance requirements. The Introducing Firm is responsible to the Clearing Agent for the collection of the margin required to support each transaction for, and to maintain a position in, each Introduced Account, in conformity with the above margin and margin maintenance requirements. After initial margin relating to each transaction has been received, maintenance margin calls shall be generated by the Clearing Agent or by the Introducing Firm at the instruction of the Clearing Agent. The Clearing Agent shall have the right to modify, in its sole discretion, the margin requirements of any Introduced Account from time to time. All margin Introduced Accounts shall be subject to the Clearing Agent's "house margin requirements" which shall be delivered to the Introducing Firm on the Introducing Firm's request. The Clearing Agent will not mark up any fees or charges imposed directly by any regulatory body with regard to Regulation T call extensions granted by the Clearing Agent pursuant to written requests from a principal of the Introducing Firm.

b. Payment Responsibility. On all transactions, the Introducing Firm shall be responsible to the Clearing Agent for any loss, liability, damage, cost or expense (including but not otherwise limited to fees and expenses of legal counsel) incurred or sustained by the Introducing Firm or the Clearing Agent as a result of the failure of any Introduced Account to make timely payment for the securities purchased by it or timely compliance by it with margin or margin maintenance calls (provided that the Clearing Agent has timely issued such call and given notice thereof to the Introducing Firm), whether or not any margin extension has been granted by the Clearing Agent pursuant to the request of the Introducing Firm, except that no interest will be charged by the Clearing Agent for securities sold in cash accounts, also referred to as cash shorts, in Introduced Accounts.

6.       Self-Directed Individual Retirement Accounts Program

a. Services Performed. The Self-Directed Individual Retirement Accounts Program (the "SDIRA Program") includes without limitation a brokerage account by Clearing Agent and one or more liquid asset investment options. Clearing Agent provides the various processing services described in this section on behalf of the Introducing Firm, in connection with such SDIRA program. Unless otherwise agreed to in writing, Clearing Agent will not act a custodian of the SDIRA.

b.   Responsibilities of the Parties.

i. The parties will develop the application form and other forms to be used by Introduced Accounts who participate in the SDIRA Program (the SDIRA Introduced Account").

ii. Introducing Firm and Clearing Agent will be responsible for processing the application forms with regard to approving a SDIRA Introduced Account application and shall approve, deny or otherwise handle the application forms in accordance with applicable law, including without limitation receipt, evaluation and retention of the application form and legal documentation required to open an Account. Introducing Firm will retain a copy of the application form and related documentation and materials as may be required by applicable law.

iii. The following responsibilities will be undertaken by the Clearing Agent regarding the SDIRA program:

a.   Clearing Agent will perform all required tax reporting.

b. Clearing Agent will identify receipts into the SDIRA Introduced Account and disbursements from the SDIRA Introduced Account by transaction type and tax year. Clearing Agent will store this transaction information and produce the proper tax reporting, on Forms 5498 and 1099R.

b. The maintenance of the annual fee billing system which includes (i) the generation and mailing of fee due notices; (ii) support of various fee incentive or waiver programs; and (iii) the ability to debit the SDIRA Introduced Account for the required fee amount.

c. Forms Approval and Inventory. Introducing Firm will provide, at its cost, all forms necessary to opening, operate and close SDIRA Introduced Accounts. The use of such forms and all revisions thereto will be subject to the prior approval of Clearing Agent, but Clearing Agent's review and approval shall not be unreasonably withheld.

     If any reprinting is required by a change in law applicable to the parties, or any party hereto, or the SDIRA Program services offered by Introducing Firm, the cost of reprinting and distributing revised forms will be borne by Introducing Firm. If a change requiring forms reprinting is requested, other than as required by a change in law applicable to the parties hereto or to the SDIRA Program services offered by Introducing Firm, then all creative, printing, inventory, distribution and other costs incurred as a result of such reprinting shall be borne solely by the party requesting such change. Clearing Agent shall have no responsibility for any creative, inventory, distribution or any other costs incurred as a result of replacing an inventory of forms maintained by, or for, Introducing Firm that exceeds the supply reasonably expected to be used in a three-month period unless Clearing Agent shall have previously consented in writing to the printing and distribution of more than a three month's supply of such forms.

d. No Third Party Beneficiaries. The parties agree that there are no intended or incidental third party beneficiaries of the SDIRA Program other than those customers who are SDIRA Introduced Accounts.

e. Fees. Introducing Firm agrees to pay Clearing Agent all fees for those services relating to the SDIRA Program, and for supplies and other services as set forth in Exhibit A in the section titled RETIRMENT PLANS as the same may be amended from time to time by the Clearing Agent on thirty (30) days prior written notice or from time to time by agreement of the Introducing Firm and the Clearing Agent.

     Clearing Agent will invoice Introducing Firm in January for all charges associated with the SDIRA Program. Such invoices shall be payable in full within ten (10) days of receipt by Introducing Firm. Past-due accounts shall be subject to a service charge of 1% per month calculated on the past-due balance. All other charges, or out- of-pocket cost will be expensed as incurred and reflected on the month-end settlement statement.

f. Reference to Each Other. Each party agrees, with respect to any and all SDIRA Program forms, notices, agreements, advertising and promotional materials to be used in connection with the SDIRA Program and which make reference to any other party and/or mention any other party's products, service or benefits, that it will submit the same to such other party for review and comment relating to the reference or mention and that no such form, notice, agreement, advertising or promotional materials will be mailed to customers or distributed to the public by that party without the prior consent of such other party or parties, which consent will not be unreasonably withheld.

7.   Additional  Services.   Mutual  Fund  and  registered  investment  advisory
     services shall be performed pursuant to a separate agreement as attached in Exhibit F which shall, upon execution, be included by reference herein.

8.   Representations, Warranties and  Covenants.

a.   Introducing  Firm's  Representations.   The  Introducing  Firm  represents,
     warrants, and covenants as follows:

i. the Introducing Firm is a member in good standing of the National Association of Securities Dealers, Inc.;

ii. the Introducing Firm is duly registered or licensed and is in good standing as a broker/dealer under all applicable laws and regulations;

iii. the Introducing Firm has all the requisite authority in conformity with all applicable laws and regulations to enter into this Agreement and to retain the services of the Clearing Agent in accordance with the terms hereof;

iv. the Introducing Firm is in substantial compliance with: (A) the capital and financial reporting requirements of every securities exchange and/or securities association of which the Introducing Firm is a member; (B) the capital requirements of the Securities and Exchange Commission; and (C) the capital requirements of every state in which the Introducing Firm is licensed as a broker/dealer;

v. the Introducing Firm has minimum net capital in an amount no less than the greater of 130% of the net capital requirements of Rule 15c3-1 or $50,000.00;

vi. the Introducing Firm has completed the requirements imposed by Rule 382(e)(1) in that it has provided written notice to the Clearing Agent of those specific reports offered by the Clearing Agent that the Introducing Firm requires to supervise and monitor Introduced Accounts; and

vii. the Introducing Firm has complied with the requirements of Rule 382(f) by maintaining and enforcing supervisory procedures to the satisfaction of the Clearing Agent with respect to the issuance of negotiable instruments to Introduced Accounts, for which the Clearing Agent is the maker or drawer.

b. Clearing Agent's Representations. The Clearing Agent represents, warrants, and covenants as follows:

          i. the Clearing Agent is a member in good standing of the New York Stock Exchange, Inc. and the National Association of Securities Dealers Regulation, Inc., and is duly registered as a broker/dealer under the Exchange Act and the rules and regulations of the Securities and Exchange Commission and the various states thereunder;

          ii. the Clearing Agent has all the requisite authority, in conformity with all applicable laws and regulations, to enter into and perform this Agreement;

          iii. the Clearing Agent is in substantial compliance with (A) the capital and financial reporting requirements of every securities exchange or association of which it is a member, (B) the capital requirements of the Securities and Exchange Commission, and (C) the capital requirements of every state in which it is licensed as a broker/dealer; and

          iv. the Clearing Agent has completed the requirements imposed by Rule 382(e)(1) in that it has provided the Introducing Firm with a list of all reports made available by the Clearing Agent to assist the Introducing Firm to supervise and monitor its Introduced Accounts in order for the Introducing Firm to carry out its functions and responsibilities pursuant to this Agreement.

9.       Compensation, Charges and Credits.

     a. Customer Charges. The Clearing Agent shall charge to and collect from each Introduced Account the charge which the Introducing Firm directs it to make for each transaction. If specific instructions are not received with respect to a specific transaction in the time period required by the Clearing Agent to implement same, the Clearing Agent shall charge the Introduced Account the amount prescribed in the Introducing Firm's basic rate schedule as then in effect. The basic schedule may be amended from time to time by written instructions from the Introducing Firm to the Clearing Agent, provided that the proposed terms are within the usual capabilities of the Clearing Agent's data processing and operations systems.

     b. Compensation. As compensation for services provided hereunder by the Clearing Agent, the Introducing Firm shall pay to the Clearing Agent:

               i. the amounts set forth in Exhibit A hereto, as the same may be amended from time to time by the Clearing Agent on thirty
                    (30) days prior written notice or from time to time by agreement of the Introducing Firm and the Clearing Agent;

               ii. the Clearing Agent's reasonable charges, as invoiced, for the services described in Exhibit B hereto as the same may be amended from time to time by the Clearing Agent on thirty
                    (30) days prior written notice or from time to time by agreement of the Introducing firm and the Clearing Agent;

               iii. an  amount  equal to the  daily  broker  call rate for debit balances in the customers' cash accounts. For the purposes of this Agreement, the "daily broker call rate" shall mean the call money rate published daily in The Wall Street Journal. If the daily broker call rate is published as a range of rates, such rate shall be the median of such range.

               iv. the interest charges made with respect to debit balances in margin Introduced Accounts in accordance with Exhibit C hereto, as may be amended from time to time by agreement of the Clearing Agent and the Introducing Firm, but interest income from such Introduced Accounts shall be proprietary to and fully retained by the Clearing Agent, subject to certain credits provided to the Introducing Firm as set forth on Exhibit D hereto, as may be amended from time to time by Clearing Agent on 30 days prior written notice or from time to time by agreement of the Clearing Agent and the Introducing Firm; and

               v.   additional charges, costs and fees if applicable:

                         (1) Returned Deliveries. In the event that any Introduced Account or its agent (including but not otherwise limited to its custodian bank) rejects a valid "delivery against payment" (as this phrase is customarily used in the securities industry) made by the Clearing Agent, the Clearing Agent reserves the right to charge the Introduced Account interest, based upon the then current brokers' call loan rate, respecting the total payment due the Clearing Agent from the date of such rejection until such time as such valid delivery is accepted and payment received therefore. Any interest charged pursuant to this provision may be deducted by the Clearing Agent from net commission revenues then due and owing the Introducing Firm pursuant to the provisions of this Agreement. The Introducing Firm agrees that all COD clients and/or their agents will use the facilities of a securities depository for the confirmation, acknowledgment and book entry settlement of all depository eligible transactions, subject to the exceptions set forth under Rule 387(a)(5) of the Rules;

                         (2) Custodial Fee. The Clearing Agent may charge a custodial fee in respect of any inactive Introduced Account that maintains a fully paid for security position. Inactivity is defined as the absence of a bona fide security transaction during any calendar year.

     c. Credits. The Clearing Agent shall give the Introducing Firm a credit for free credit balances in Customer cash accounts in excess of $1,000 as set forth in Exhibit D hereto, as the same may be amended from time to time by the Clearing Agent on thirty (30) days prior written notice or from time to time by agreement of the Introducing Firm and the Clearing Agent.

     d. Additional Charges. The charges set forth herein notwithstanding, additional reasonable charges for specific services rendered may be charged to the Introducing Firm upon proper prior notification by the Clearing Agent to the Introducing Firm which are not otherwise covered by this Agreement.

     e. Payments. Payment of commission revenue due the Introducing Firm shall be made by the Clearing Agent to the Introducing Firm twice a month. The mid-month payment will be based on trade activity to date of payment. The end-of month payment, to be paid by the seventh business day of the next following month, shall be an adjusted amount after deduction of all clearing and other charges, costs and expenses due the Clearing Agent in accordance with the terms of the Agreement and all amounts due and owing the Clearing Agent by the Introducing Firm arising from any losses, liabilities or damages in accordance with the terms of the Agreement which are not in dispute. Such end-of month payment shall be accompanied by a settlement statement which will reflect the deduction of all clearing and other charges, costs or expenses due the Clearing Agent in accordance with the terms of the Agreement and all amounts due and owing the Clearing Agent by the Introducing Firm arising from any losses, liabilities or damages in accordance with the terms of this Agreement which are not in dispute.

     f. Cash Payments to Introducing Firm. The amounts of and methodology regarding cash payments by the Clearing Agent to the Introducing Firm will be detailed in the Financial Venture Agreement between the Clearing Agent and the Introducing Firm, attached hereto as Exhibit E and the terms of which shall be incorporated into the body of this Agreement as if fully set forth herein at length.

10.      Conversions.

     The following provisions shall apply to the Introducing Firm in the event the Introducing Firm is converting Introduced Accounts maintained with another broker/dealer:

     a. Accounts Not Converted. As of the effective date of this Agreement the Clearing Agent will not convert to its records as Introduced Accounts those customer accounts of the Introducing Firm which are partially or totally unsecured; have securities in the name of the Introducing Firm's customers; or have legal transfer securities (securities in the name of estates, trust, joint ownership, foreign ownership and such).

     b. Open Orders. The Clearing Agent shall have the power to place open orders as instructed by the Introducing Firm as of the effective date of this Agreement, and appropriate adjustments shall be made by the Clearing Agent to reflect that the Clearing Agent has acted as broker on the open orders with specialists on any securities exchange.

     c. Adjustments - Dividends. The Clearing Agent shall have the power to effect appropriate adjustments with respect to pending dividends and other distributions from the effective date of this Agreement through the last payable date of such pending dividends.

     d. Adjustments - Other. The Clearing Agent shall have the power to allocate and make appropriate adjustments for fails, reorganization accounts, other work in process accounts, and overages relating to accounts of the customers of the Introducing Firm that have become Introduced Accounts pursuant to the terms of this Agreement.

     e. Assumption of Liability. The Introducing Firm shall assume all liabilities in connection with uncompared principal trades. The Introducing Firm shall also assume all liabilities in connection with the bad debts of all Introduced Accounts. Unsecured debits in the Introduced Accounts shall be paid within 30 days of their origin date, and it shall be the responsibility of the Introducing Firm to collect such payments from its customers and transmit them to the Clearing Agent within such 30-day period. If any unsecured debit balances remain outstanding beyond such 30-day period, the Clearing Agent is authorized to apply as payment of such debit balances commission fees owed to the Introducing Firm in connection with transactions pursuant to this Agreement.

     f. Activity Before Conversion. Introducing Firm shall provide specific written notice to Clearing Agent conversion team of any transfers of securities relating to Introduced Accounts effected during the period commencing ten business days prior to the conversion date.

11.      Termination of Agreement; Events of Default; Remedies

     a. Term. The term of this Agreement shall be for an initial period of ten years commencing on May 8, 2000 (the "Commencement Date") and continuing until the close of business on May 8, 2010 (the "Termination Date"). At no time during the initial term of this Agreement shall either Introducing Firm or Clearing Agent cancel this Agreement except for an Event of Default. During any renewal term, either party hereto may cancel this Agreement without cause on ninety (90) days prior written notice to the other party. Notwithstanding the foregoing, Introducing Firm must provide written notice no later than ninety (90) days prior to Termination Date if it intends not to renew this Agreement. Failure to do so will result in this Agreement being renewed for an additional one year period.

     b. Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") under this Agreement:

               i. Compliance with Agreement,. Either the Clearing Agent or the Introducing Firm shall fail to perform, undertake, observe or comply with any term, covenant, responsibility or condition to be performed, undertaken, observed or complied with by it hereunder, or any representation or warranty made by either the Clearing Agent or the Introducing Firm herein shall prove to be false or misleading in any material respect and such failure or misrepresentation, if curable, shall continue unremedied for a period of 30 days after written notice from the non-defaulting party is transmitted to the defaulting party specifying the failure or misrepresentation and demanding that the same be remedied; or

               ii. Bankruptcy. A receiver, liquidator or trustee of either the Clearing Agent or the Introducing Firm, or of any property held by either party, is appointed by court order and such order remains in effect for more than 30 days; or either the Clearing Agent or the Introducing Firm is adjudicated bankrupt or insolvent; or any of its property is sequestered by court order and such order remains in effect for more than 30 days; or a petition is filed against either the Clearing Agent or the Introducing Firm under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within 30 days after such filing; or

               iii. Creditor   Relief.   Either  the   Clearing   Agent  or  the
                    Introducing Firm files a petition in voluntary bankruptcy or seeking relief under any provisions of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

               iv. Insolvency. Either the Clearing Agent or the Introducing Firm makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of either the Clearing Agent or the Introducing Firm, or of any property held by either party;

               v. False Representation. The Introducing Firm in any way attempts to hold itself out as, advertise or in any way represents that it is the agent of the Clearing Agent; or

               vi.  Failure  to  Comply   with   Financial   Agreement.   Either
                    Introducing Firm or Clearing Agent fails to comply with the terms of the Financial Agreement.

                 Upon the occurrence of any such Event of Default, the non-defaulting party may, at its option, by notice to the defaulting party, declare that the Agreement shall be hereby terminated and such termination shall be effective as of the date such notice has been sent or communicated to the defaulting party.

         c. Payment for Terminations by Introducing Firm. In the event that Introducing Firm gives notice to terminate this Agreement prior to the close of business on Termination Date, other than for an Event of Default, as defined above, it will pay the Clearing Agent an early termination fee as set forth Section 3(b) of the Financial Agreement between the parties attached hereto as Exhibit E.

                 The amount and methodology regarding the payment of a termination fee by the Introducing Firm to the Clearing Agent, including the unamortized portion of the cash payment, shall be governed by the Financial Agreement between the Clearing Agent and the Introducing Firm, the terms of which shall be incorporated into the body of this Agreement as if fully set forth herein at length.

         d. Continuation of Certain Responsibilities. Termination of this Agreement however caused shall not release the Introducing Firm or the Clearing Agent from any liability or responsibility to the other with respect to transactions effected prior to the effective date of such termination, whether or not claims relating to such transactions shall have been made before or after such termination. If no arrangements have been made regarding the conversion of Introduced Accounts within 30 days after termination of this Agreement, the Clearing Agent may maintain such accounts in its own name until process is completed.

         e. Release of Information. In the event of termination of the Agreement, the Clearing Agent shall release to the Introducing Firm, at the Introducing Firm's request and upon payment by the Introducing Firm to the Clearing Agent of a reasonable charge for conversion expenses incurred by the Clearing Agent at the request of the Introducing Firm, all information the Introducing Firm may reasonably require to continue servicing such Introduced Accounts.

         f. Right of Offset. In the event that the Introducing Firm's acts or omissions result in an Event of Default, the Clearing Agent shall offset any and all liabilities, costs or expenses due it from the Introducing Firm which remained unpaid as of the date of such Event of Default against the commission revenue then in the possession of the Clearing Agent, and if insufficient then against the Introducing Firm's $50,000.00 deposit with the Clearing Agent. Any remaining liability shall not be extinguished thereby.

12.      Action Against Customers

               a. Withholding Payment or Delivery. The Clearing Agent shall be obligated to follow the Introducing Firm's written instructions to withhold payment for securities sold or to withhold delivery of securities purchased for Introduced
                    Accounts after the Introducing Firm makes such a request based upon failure of an Introduced Account to pay for a purchase of securities or upon failure of an Introduced Account to deliver securities sold.

               b. Remedial Action. The Clearing Agent reserves the right (i) to give prior oral or written notice to the Introducing Firm and to any Introduced Account for failure to make timely settlement and of the Clearing Agent's intention to take remedial action and (ii) to take such remedial action with respect to the Introduced Account which the Clearing Agent in its sole judgment deems necessary or appropriate.

               c. Account Responsibility. In the case of all transactions placed by the Introducing Firm on behalf of Introduced
                    Accounts, the Introducing Firm assumes the risk of loss associated with Introduced Accounts' obligations to pay for securities purchased and to deliver securities sold and for other defaults of customers. Nothing in this Agreement shall relieve Introduced Accounts of responsibility for their obligations. In the event any obligation of an Introduced Account shall not be satisfied by the Introducing Firm, the Clearing Agent shall have the right at all times, in its sole discretion (but shall not be obliged) to institute and prosecute in its name, any action or proceeding against any of the Introduced Accounts as to any controversy or claim arising out of the Clearing Agent's transactions with the Introducing Firm or with the Introduced Accounts, and nothing contained in the Agreement shall be deemed or construed to impair or prejudice such right in any way whatsoever, nor shall the institution or prosecution of any such action or proceeding relieve the Introducing Firm of any liability or responsibility which the Introducing Firm would otherwise have or have had under this Agreement. If the Introducing Firm shall pay or satisfy an obligation of an Introduced Account, the Introducing Firm shall be subrogated to the rights of the Clearing Agent against such Introduced Account.

13.      Indemnification

     a. Introducing Firm. The Introducing Firm shall indemnify and hold the Clearing Agent harmless from and against any losses, claims, damages, liabilities or expenses including without limitation those asserted by Introduced Accounts (which shall include, but not be limited to, all costs of defense and investigation and all reasonable attorney's fees) to which the Clearing Agent may become subject, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any of the following:

          i.  any  breach  of  any   representation  or  warranty  made  by  the
          Introducing Firm under this Agreement or any failure of the Introducing Firm to perform, undertake, honor or comply with any of its responsibilities or covenants under this Agreement;

          ii. the negligence or willful misconduct of the Introducing Firm or its employees in providing the services contemplated hereunder, including the unreasonable failure to obtain relevant information from customers as requested by the Clearing Agent or required by this Agreement;

          iii. the loss of securities or cash prior to the actual receipt by the Clearing Agent or an appropriate national clearing organization of such securities from the Introducing Firm or after actual receipt of such securities by the Introducing Firm from the Clearing Agent or an appropriate national clearing organization;

          iv. failure of the Introducing Firm to collect margin from its customers after instruction by the Clearing Agent to collect such margin;

          v. failure of the Introducing Firm to provide the Clearing Agent with a customer's correct tax identification number or address;

          vi. with respect to any Introduced Account, errors, misunderstandings, controversies or failure of any customer to satisfy his or her obligations, unless such losses, claims, damages, liabilities or expenses are the result of the Clearing Agent's error, negligence or willful misconduct;

          vii. the exercise by the Introducing Firm, its officers, affiliates or employees of discretionary authority over Introduced Accounts;

          viii.any attempt of the Introducing Firm to hold itself out as, advertise or in any way represent that it is the agent of the Clearing Agent, or has apparent authority to act as an agent of the Clearing Agent or agency by estoppel; or

          ix. the Introducing Firm executes its own over-the-counter order or designates the counter party and the over-the-counter dealer with whom the Introducing Firm dealt or whom it designated fails to honor its part of the transaction.

     b. Clearing Agent. The Clearing Agent shall indemnify and hold the Introducing Firm harmless from and against any losses, claims, damages, liabilities or expenses including without limitation those asserted by its Introduced Accounts (which shall include, but not be limited to, all costs of defense and investigation and all reasonable attorney's fees) to which the Introducing Firm may become subject, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any of the following:

          i. any breach of any representation or warranty made by the Clearing Agent under this Agreement or any failure of the Clearing Agent to perform, undertake, honor or comply with any of its responsibilities or covenants under this Agreement;

          ii. the negligence or willful misconduct of the Clearing Agent or its employees in providing the services contemplated hereunder;

          iii. the loss of securities or cash after actual receipt by the Clearing Agent from the Introducing Firm or an appropriate national clearing organization or prior to the actual receipt of such securities or cash by the Introducing Firm or an appropriate national clearing organization from the Clearing Agent; or

          iv. the operation of margin accounts in a manner not in conformity with applicable law provided that such lack of conformity is not the result of the failure by the Introducing Firm to follow instructions of the Clearing Agent as provided hereunder.

     c. Claims - Legal Authority. To the extent any legal challenge by a regulatory body or any other entity or individual is brought which seeks to declare or is based in whole or in part on a claim that the Introducing Firm or the Clearing Agent is without authority to offer or provide the services contemplated by this Agreement to its customers or the Introduced Accounts, or has violated or will violate any statute, regulation or other rule of law in connection with the offering of or providing of such services, each party hereto shall bear its own cost and expenses related hereto.

     d. Notification. Promptly after receipt by an indemnified party under this Paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Paragraph, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Paragraph. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph for any legal or other expenses subsequently incurred by such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party.

     e. Survival of Indemnification after Termination. The indemnification provision in this Paragraph 13 shall remain operative and in full force and effect, regardless of the termination of this Agreement, and shall survive any such termination.

14.      Miscellaneous.

          a. Limitation of Authority. The Clearing Agent shall limit its services pursuant to the terms of this Agreement to that of clearing functions and the related services expressly set forth herein and the Introducing Firm shall not hold itself out as an agent of the Clearing Agent or any of the subsidiaries or companies controlled directly or indirectly by or affiliated with the Clearing Agent.

          b. Modification of Agreement. Except as otherwise provided herein, this Agreement may be modified only by a writing signed by both parties to this Agreement. Such modification shall not be deemed a cancellation of this Agreement.

          c. Regulatory Review. This Agreement may be submitted to and/or approved by any securities exchange or other regulatory and self-regulatory bodies vested with the authority to review and/or approve this Agreement or any amendment or modifications hereto. In the event any such regulatory body disapproves of any provision of this Agreement, the parties hereto agree to bargain in good faith to achieve the requisite approval.

          d. Disputes. Any dispute, controversy or claim arising out of this Agreement or the performance or breach hereof respecting an Introduced Account which the parties have not been able to settle amicably shall be settled exclusively by arbitration in accordance with the NASD Code of Arbitration Procedure by arbitrators appointed in accordance with such Code. Any other dispute, controversy or claim arising out of this Agreement or the performance or breach thereof, including matters which the parties have not been able to settle amicably, shall be settled exclusively by litigation in the federal courts unless the parties mutually agree to arbitration in accordance with the NASD Code of Arbitration Procedure by arbitrators appointed in accordance with such Code.

          e. Investigation of Facts. The Clearing Agent will not be bound to make any investigation into the facts surrounding any transaction that it may have with the Introducing Firm on a principal or agency basis or that the Introducing Firm may have with its Introduced Accounts or other persons. The Clearing Agent will not be under any responsibility for compliance by the Introducing Firm with any laws or regulations which may be applicable to the Introducing Firm.

          f. Assignment. This Agreement shall be binding upon all successors, assigns or transferees of both parties hereto, irrespective of any change with regard to the name of or the personnel of the Introducing Firm or the Clearing Agent. Any assignment of the Agreement shall be subject to the requisite review and/or approval of any regulatory or self-regulatory agency or body whose review and/or approval must be obtained prior to the effectiveness and validity of such assignment. No assignment of this Agreement shall be valid unless the non-assigning party consents to such an assignment in writing, such consent shall not however be unreasonably withheld by either party. Any assignment by either the Clearing Agent or the Introducing Firm to any subsidiary that they may create or to a company affiliated with or controlled directly or indirectly by either of them will be deemed valid and enforceable in the absence of any consent from either party. Neither this Agreement nor any operation hereunder is intended to be, shall not be deemed to be, and shall not be treated as a general or limited partnership, association or joint venture or agency relationship between the Introducing Firm and the Clearing Agent.

          g. Choice of Law. The construction and effect of every provision of this Agreement, the rights of the parties hereunder and any questions arising out of this Agreement, shall be subject to the statutory and common law of the Commonwealth of Pennsylvania.

          h. Headings. The headings preceding the sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

          i. Validity. If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

          j. No Ties. This Agreement shall cover only the types of services set forth herein and is in no way intended nor shall it be construed to bestow upon the Introducing Firm any special treatment regarding any other arrangements, agreements or understandings which presently exist between the Introducing Firm and the Clearing Agent or which may hereinafter exist. The Introducing Firm shall be under no obligation whatsoever to deal with the Clearing Agent or any of its subsidiaries or any companies controlled directly or indirectly by or affiliated with the Clearing Agent, in any capacity other than as set forth in this Agreement. Likewise, the Clearing Agent shall be under no obligation whatsoever to deal with the Introducing Firm or any of its affiliates in any capacity other than as set forth in this Agreement.

          k. Remedies Cumulative. The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party to this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy or privilege or to limit the exercise of such right, power, remedy or privilege. No single, partial or other exercise of any such right, power, remedy or privilege shall preclude the further exercise thereof or the exercise of any other right, power remedy or privilege.

          l. Time is of the Essence. The parties agree that, with respect to the time deadlines stated in this Agreement, Exhibits or documents incorporated by reference herein, time is of the essence.

          m.  Exhibits.  The  terms  and  conditions  of the  Exhibits  to  this
          Agreement  are  incorporated   herein  by  this  reference  and  shall
          constitute part of this Agreement as if fully set forth herein.

          n. Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal, or unenforceable provision. If this Agreement or any provision hereof are held to be invalid, illegal or unenforceable under the laws of a particular state or jurisdiction, it is the intention of the parties that all of the provisions of this Agreement shall remain in full force and effect in all other states and jurisdictions.

          o. Force Majeure. No party shall be liable for delay or failure in performance hereunder due to causes beyond its control, including acts of God, fires, strikes, acts of war or intervention by any governmental authority, and each party shall take steps to minimize any such delay.

          p. Entire Agreement. The terms and conditions stated herein constitute the entire agreement between Clearing Agent and Introducing Firm, and no other statements, unless specifically agreed to in writing, shall be binding upon the parties.

          q. Notices. Any notice or request required or permitted to be given under this Agreement shall be sufficient if in writing and sent by hand or by certified mail, in either case, return receipt requested, to the parties at the following addresses:

                    As to the Introducing Firm:
                         Mr. William Kurinsky, CFO and COO
                         First Montauk Securities Corp.
                         328 Newman Springs Road
                         Parkway 109 Office Center
                         Red Bank, NJ  07701

                    As to the Clearing Agent:
                         Mr. Lawrence E. Donato, President
                         Fiserv Securities, Inc.
                         One Commerce Square
                         2005 Market Street
                         Philadelphia, PA  19103-3212

                    With a copy to:
                         Mr. Scott M. Donnini, VP, General Counsel & Secretary Fiserv Securities, Inc.
                         One Commerce Square
                         2005 Market Street
                         Philadelphia, PA  19103-3212

                         Mr. Paul A. Lieberman, General Counsel
                         First Montauk Securities Corp.
                         Parkway 109 Office Center
                         328 Newman Springs Road
                         Red Bank, NJ 07701


                 IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement at Philadelphia, Pennsylvania, as of the date first herein above set forth.


First Montauk Securities Corp.                   Fiserv Securities, Inc.


By _________________________                     By___________________________
Title:                                           Title: